EXHIBIT 99.1
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Rotoblock Appoints World Famous Chinese Scientist Prof.
CC Chan of University of Hong Kong to Board of Directors

SANTA ROSA, California (September 28, 2005) - Rotoblock Corporation (OTC BB:ROTB.OB - News) announced today the appointment of Professor CC Chan of the University of Hong Kong to the Company's Board of Directors.Professor Chan is one of China's foremost authorities on drive train design and engineering. He has been called the "Father of Asian Electric Vehicles" by Global View Magazine 2003 and has been actively involved in electric vehicle (EV) projects in China, India, Japan, United States, and Europe. In 2001, Asiaweek selected Chan as "Asia's Best Technology Pioneer." He has authored and co-authored eight books and over 220 technical papers and holds eight patents. His 2001 book "Modern Electric Vehicle Technology" is considered a comprehensive reference book on the subject."We are delighted to join forces with one of the world's leading experts in drivetrain technologies," said Rotoblock President Matthias Heinze. "In China, Professor Chan is accorded the status of a high-level dignitary, almost like a U.S. Senator, and with all the demands on his time we are encouraged that he chose to work more closely with Rotoblock."

Chan is a member of the National Committee of the Chinese People's Political Consultative Conference and Chief Panelist for the Ministry of Science and Technology. He is the Science & Technology advisor for Shandong Province as well as Chief Advisor on EVs for the Mayor of Wuhan. He founded the International Research Centre for EVs at the University of Hong Kong, hosted the 10th International EV Symposium in Hong Kong, and co-founded the World EV Association. He has also served as the President of EV Association of Asia Pacific, President of the Hong Kong Institution of Engineers, and is now Vice President of the Hong Kong Academy of Engineering Sciences and President of the Asian EV Society.

Chan was born to a Chinese entrepreneurial family in Indonesia. He obtained his academic credentials from Tsinghua University and the University of Hong Kong and holds honorary degrees from universities in Russia, Ukraine and the United Kingdom. He worked for 11 years in the research and development of electric machines and power systems; and for 29 years in polytechnic and universities devoted to teaching and research in electrical engineering. He has also served as a guest lecturer in the U.S. at UC Berkeley, MIT and UC Davis. With his multi-national cultural background, Professor Chan has a mission to integrate the strength of East and West for the advancement of science and technology for the human welfare.

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About Rotoblock Corporation
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Rotoblock is solely focused on the continued development and improvement of the Oscillating Piston Engine to the state where its mechanical, ecological and economic viability leads to the profitable licensing of the manufacturer's rights to a proprietary patented design or a partnership for its manufacture. The company was incorporated in Nevada, is headquartered in Santa Rosa, California and has its operating labs in Vancouver, Canada. The Company has full rights to the patents of the original Oscillating Piston Engine and believes the Rotoblock Oscillating Piston Engine has particular and useful applications in developing countries such as China and India and will be including these areas in the marketing and commercialization phase of this engine. Visit Rotoblock's corporate website for details about the company, technology, and regulatory filings. The address is: http://www.rotoblock.com.

Safe Harbor For Forward-Looking Statements
------------------------------------------
Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which Rotoblock Corporation has little or no control.

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For further information please contact our Investor Relations
Department:   Tony R. Collins  (877).511.0110



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